Exhibit 99.3

MCEWEN MINING INTERSECTS 53.9 g/t GOLD OVER 8.3 m

AT THE FROOME FOOTWALL

TORONTO, Sept. 6, 2018 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) reports an updated resource estimate for the Froome Deposit and highly encouraging exploration results from its ongoing $15 million exploration program at the Black Fox Complex near Timmins, Ontario, Canada.

Highlights include:

•                 Froome Footwall: Drilling intersected 53.93 g/t gold over 8.29 m including 322.86 g/t gold over 1.34 m, along the footwall structure located approximately 150 m North of the main Froome deposit.

•                 Froome Resource: Indicated resource estimate increaded by 14% to 181,000 gold ounces at a grade of 5.09 g/t.

•                 Pike River: Shallow high-grade intersection of 35.04 g/t gold over 3.30 m core length (CL) along the same 7 km long structural belt that hosts the Froome deposit and Gibson mineralization.

•                 Grey Fox: Multiple shallow intersections including 13.41 g/t gold over 2.82 m including 27.70 g/t gold over 0.94 m, and 5.79 g/t gold over 1.99 m including 9.71 g/t gold over 0.93 m from a mineralized cross-structure located in the hanging wall of the 147 Zone, which has a current Indicated resource of 264,000 gold ounces at a grade of 7.49 g/t.

•                 Black Fox Mine: 35.08 g/t gold over 1.69 m intersected on the depth extension of the mine. An underground exploration drift is under development and additional drlling will begin in mid-September.

Froome Footwall

Surface drilling at Froome during Q3 has been focused on two targets: 1) evaluating the down-plunge extension of the Froome Deposit, and 2) assessing the potential of the mineralized footwall, which returned 53.93 g/t gold over 8.29 m including 322.86 g/t gold over 1.34 m. The current interpretation suggests that this new occurance extends the complex, braided ‘belt’ of elevated gold mineralization (running parallel to Froome) by approximately 350 m strike length to the East.

The addition of these new drill intersections within the Froome Footwall could provide an economic enhancement to the proposed underground development planned to commence later in September. Definition drilling to further evaluate the footwall target is ongoing.

Significant Froome Footwall drill intersections include:

Hole	Area	From (m)	To (m)	Length (m)	TW (m)	Gold (g/t)
18PR-G276	Froome Main	420.50	422.00	1.50	1.27	4.81
Including		420.50	421.00	0.50	0.42	10.50
And		445.00	455.00	10.00	8.47	2.68
Including		450.00	453.00	3.00	2.54	6.31
18PR-G279	Froome FW	88.60	92.00	3.40	2.86	1.54
And		97.00	101.15	4.15	3.49	3.05
And		113.00	122.90	9.90	8.29	53.93
Including		113.00	114.60	1.60	1.34	322.86
18PR-G280	Froome Main	306.95	315.35	8.40	7.27	2.61
And		347.00	354.00	7.00	6.05	3.24
18PR-G288	Froome FW	81.00	88.00	7.00	5.96	3.32
18PR-G292	Froome FW	150.20	158.00	7.80	7.07	3.05

TW = True width (mathematically calculated based on current interpretation)

McEwen Mining Inc.

Pike River Target

The Pike River Target Area, located between the Froome Deposit to the northwest and Gibson Deposit to the southwest, is underlain by the Gibson-Kelore Fault zone. These mineralized intercepts indicate the high potential for a new discovery within this underexplored segment of the Gibson-Kelore Fault Zone.

Significant Pike River drill intersections include:

Hole	Area	From (m)	To (m)	Length (m)	TW (m)	Gold (g/t)
18PR-032	Pike River	70.00	72.00	2.00	*	2.12
And		79.00	82.30	3.30	*	35.04

* True width unknown

Grey Fox - 147 Zone Hanging Wall Target

Previous exploration activities at Grey Fox focused on east dipping oreshoots. A 3,000 m drill program traced a mineralized cross-structure at a different orrientation over a strike length of 140 m, and from the surface to a depth of 125 m. These results indicate that the mineralized cross-structure is continuous and traceable, and provides a framework for adding resource ounces at Grey Fox.

Significant Grey Fox drill intersections include:

Hole	Area	From (m)	To (m)	Length (m)	TW (m)	Gold (g/t)
18GF-1087	147 HW	30.10	33.48	3.38	2.76	1.14
And		129.90	136.00	6.10	4.96	3.64
Including		133.00	136.00	3.00	2.44	6.75
18GF-1088	147 HW	8.85	11.30	2.45	1.99	5.79
Including		8.85	10.00	1.15	0.93	9.71
18GF-1092	147 HW	7.00	10.00	3.00	2.82	13.41
Including		9.00	10.00	1.00	0.94	27.70

Black Fox Underground

One underground drill rig has been testing the down-plunge extension of the Deep Central Zone (DCZ) (see Figure 1). Drilling intersected multi-phase quartz-carbonated veining, which retuned an intercept of 35.08 g/t gold over 1.69 m including 55.10 g/t gold over 1.01 m. This represents the deepest high-grade intercept at the mine, and supports the belief that mineralization extends deeper down plunge. Drilling will resume in mid-September from better positions in the newly constructed drilling bays on the 810 m level.

Significant DCZ drilling highlights include:

Hole	Area	From (m)	To (m)	Length (m)	TW (m)	Gold (g/t)
520-EX346-42	DCZ	426.50	428.00	1.50	1.30	6.87
And		561.00	563.00	2.00	1.69	35.08
Including		561.00	562.20	1.20	1.01	55.10
490-L094-98	DCZ	215.80	217.00	1.20	0.81	161.89
Including		215.80	216.40	0.60	0.40	320.73

Froome Resource Estimate

The tables below summarize the current and previous Froome resource estimates. The differences are primarily attributable to additional drilling. Similar modeling parameters were used in both estimates.

Mineral Resource Statement, Froome Project, SRK Consulting (Canada) Inc., August 31, 2018

Classification	Cut-off Grade Gold (g/t)	Quantity (‘000 t)	Grade Gold (g/t)	Contained Gold (‘000 oz)
Indicated Mineral Resource
Underground	3.20	1,104	5.09	181
Total Indicated	3.20	1,104	5.09	181
Inferred Mineral Resource
Underground	3.20	17	4.62	2
Total Inferred	3.20	17	4.62	2

Previous Mineral Resource Statement, Froome Project, SRK Consulting (Canada) Inc., March 30, 2018 (Obsolete)

Classification	Cut-off Grade Gold (g/t)	Quantity (‘000 t)	Grade Gold (g/t)	Contained Gold (‘000 oz)
Indicated Mineral Resource
Underground	3.20	941	5.26	159
Total Indicated	3.20	941	5.26	159
Inferred Mineral Resource
Underground	3.20	125	4.70	19
Total Inferred	3.20	125	4.70	19

Figure 1 — Black Fox Exploration Drilling (Click to download .PDF):

http://mcewenmining.com/files/doc_news/archive/20180906_bf/black_fox_figure_1_sept_6_2018.pdf

Tables — All Drilling (Click to download .XLS):

http://mcewenmining.com/files/doc_news/archive/20180906_bf/black_fox_results_table_sept_6_2018.xlsx

ABOUT MCEWEN MINING

McEwen has the goal to qualify for inclusion in the S&P 500 Index by creating a profitable gold and silver producer focused in the Americas. McEwen’s principal assets consist of: the San José mine in Santa Cruz, Argentina (49% interest); the Black Fox mine in Timmins, Canada; the El Gallo Fenix project in Mexico; the Gold Bar mine in Nevada, currently under construction; and the large Los Azules copper project in Argentina, advancing towards development.

McEwen has a total of 337 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 24% of McEwen.

QUALIFIED PERSON

Technical information pertaining to geology and exploration contained in this news release has been prepared under the supervision of Ken Tylee, P.Geo. Mr. Tylee is a “qualified person” within the meaning of NI 43-101.

The current mineral resource estimate was prepared by Dr. Aleksandr Mitrofanov, P Geo, who is a “qualified person” within the meaning of National Instrument 43-101 (“NI 43-101”). The previous mineral resource estimate was audited by Dr. David Machuca, PEng (PEO 100508889), who is a “qualified person” within the meaning of National Instrument 43-101 (“NI 43-101”). Dr. Mitrofanov and Dr. Machuca are employees of SRK Consulting, (Canada) Ltd and are considered to be “independent” of McEwen for the purposes of NI 43-101.

TECHNICAL INFORMATION

All intercept widths are true widths unless otherwise specified.

All exploration drill core samples at the Black Fox Complex were submitted as 1/2 core. Analyses reported herein were performed by the independent laboratories:  ALS Laboratories, which is ISO 9001/IEC17025 certified, Activation Labs, which is ISO 9001/IEC17025 certified, and SGS Canada Laboratories, which is ISO9001/IEC17025 certified. Samples from definition and select delineation drilling, and development sampling completed within the Black Fox mine are assayed at McEwen’s onsite laboratory. McEwen’s quality control program includes systematic insertion of blanks, standard reference material and duplicates to ensure laboratory accuracy.

To determine the lengths of significant mineralized intervals, the following composite criteria was established: a minimum reportable interval length of 3 m was determined by establishing a cut-off grade of 3g/t gold for underground (1 g/t gold for near surface). A consecutive maximum length of 3 m of internal waste, including sub cut-off grade material, is allowed and incorporated into the reported composites.  Where an interval of less than 3 m is considered, if the grade x length calculation is greater than 9 (3 for surface), it may be reported. There is no top cutting or capping of assays.

For further details about the Black Fox Complex project including Tamarack, please see our recent NI 43-101 technical report titled “Technical Report for the Black Fox Complex, Canada” dated April 6th, 2018 with an effective date of October 31st, 2017 available on SEDAR (www.sedar.com) under our issuer profile.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results including, but not limited to, the closing of the Offering and the use of proceeds thereof. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks related to fluctuations in mine production rates, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Mihaela Iancu	Website: www.mcewenmining.com	150 King Street West
Investor Relations		Suite 2800, P.O. Box 24
(647)-258-0395 ext 320	Facebook: facebook.com/mcewenrob	Toronto, Ontario, Canada
info@mcewenmining.com		M5H 1J9
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